SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 April 27, 2004
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



       Pennsylvania                       0-12870               23-2288763
       ------------                       -------               ----------
(State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation)                         File Number)         Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



            (Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure

First Chester County Corporation's annual meeting of shareholderswas held today in the Musser Auditorium at the Penn State Great Valley Campus in Malvern. At the meeting, three members of the Board, David L. Peirce, retired President of the Denney-Reyburn, M. Robert Clarke, partner of Clarke, Nicolini & Associates, Ltd., and First National President Kevin C. Quinn, were re-elected to new three-year terms. The shareholders also approved an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock, par value $1.00, from 10,000,000 to 25,000,000 shares, and ratified the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 2004.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 27, 2004                            FIRST CHESTER COUNTY CORPORATION


                                               By: /s/John A. Featherman, III
                                                   -----------------------------
                                             Name: John A. Featherman, III
                                            Title: CEO and Chairman of the Board